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                                                                  EXHIBIT 11.1

UNIVERSAL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES
STATEMENT OF COMPUTATION OF LOSS PER SHARE

                                                                             FOR THE THREE
                                                                              MONTHS ENDED
                                   FOR THE YEARS ENDED DECEMBER 31              MARCH 31,

                                   1993         1994          1995          1995          1996
                                   ----         ----          ----          ----          ----

NET LOSS                       $(9,321,000)  $(5,166,000)  $(3,703,000)  $(1,778,000)  $(2,007,000)

WEIGHTED AVERAGE NUMBER OF
  ACTUAL SHARES OUTSTANDING        437,500       437,500       437,500       437,500       437,500
                               -----------   -----------   -----------   -----------   -----------

LOSS PER COMMON AND
  EQUIVALENT SHARE                 $(21.31)      $(11.81)       $(8.46)       $(4.06)       $(4.59)
                               -----------   -----------   -----------   -----------   -----------
                               -----------   -----------   -----------   -----------   -----------
